Press Release	Source: Industrial Enterprises of America, Inc.

ILNP Acquires Unifide Industries
Thursday June 9, 3:51 pm ET
$35 Million in Annual Revenues Expected

HOUSTON--(BUSINESS WIRE)--June 9, 2005--Industrial Enterprises of America, Inc. (Pink Sheets: ILNP - News) announced that the Company has acquired 100% ownership of Unifide Industries LLC, a leading marketer and seller of automotive chemicals and additives, for a total compensation of approximately $3.75 million in a combination of cash, notes and stock. As a result of the acquisition, Unifide Industries will become a wholly owned subsidiary of Industrial Enterprises of America.
Unifide Industries, a historically profitable company, has been in operations for over six years and generates revenue that will triple the size of ILNP's existing operations. Unifide Industries markets and manufactures specialty automotive products under proprietary trade names such as TMP (Taylor Made Products), Nu-Energy and Tradco/Phoenix, as well as private labels. The acquisition of Unifide Industries brings an experienced marketing and sales force to ILNP's core packaging business and is expected to provide cross-selling opportunities between the Company's proprietary brands.

Crawford Shaw, Chief Executive Officer of ILNP, stated, "With the acquisition of Unifide Industries, ILNP is establishing a strong presence in the increasingly lucrative automotive aftermarket sector. We plan to begin manufacturing select product lines that are currently being outsourced by Unifide, that include large volumes of R134a and R152a - 'The Other Gas', thus greatly increasing product margins and the efficiency of our current Lakewood facilities. Additionally, we believe that this acquisition puts us on pace to generate well over $35 million in annual revenues. We will continue to pursue strategic acquisitions that will contribute to our long term profitability and success."

About ILNP

ILNP is a leading converter of a manageable multifunctional gas commodity that is applied to a number of refrigerant and propellant products that are used throughout various industries including: automotive, computer electronics, and medical applications. ILNP refers to the ticker symbol of Industrial Enterprises of America, Inc. on the Pink Sheets. ILNP is a Nevada corporation, headquartered in Houston, Texas. ILNP packages, markets and sells refrigerants through its wholly owned subsidiary. Following its latest acquisition, the Company will be a leading supplier of automotive chemicals. Its products serve a variety of industries and its current clients include a number of Fortune 500 companies.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects", "forecasts" or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of EMC Packaging's and Unifide Industries' products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iv) the consequent results of operations given the aforementioned factors; and (v) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as an additional merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2003 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:

For Industrial Enterprises of America, Inc.
Investors & Public Relations:
David Zazoff, 212-505-5976

 PressReleases@Za-Consulting.net

Source: Industrial Enterprises of America, Inc.